UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2023

Royale Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55912	81-4596368
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1530 Hilton Head Road, Suite 205 El Cajon, California		92019
(Address of Principal Executive Offices)		(Zip Code)

(619) 383-6600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07         Submission of Matters to a Vote of Security Holders.

Royale Energy, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders on December 6, 2023. The following proposals were submitted to the holders of the Company’s stock for a vote:

1.    The election of nominees to the Board of Directors;

2.    The ratification of the appointment of Horne LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and

3.    The advisory approval of the Company’s executive compensation.

The results of these votes were as follows:

1.    The following votes were vast in the election of the Board of Directors:

Nominee	Number of Votes Voted For	Number of Votes Withheld	Number of Broker Non-Votes

Johnny Jordan	59,962,075	836,019	8,243,162
Jonathan Gregory	59,837,075	958,024	8,243,162
John Sullivan	59,850,868	944,231	8,243,162
Jeff Kerns	60,148,613	649,481	8,243,162
Stephen Hosmer	60,062,313	735,781	8,243,162
Chris Parada	60,156,613	641,481	8,243,162

2.    The following votes were cast in the ratification of the appointment of Horne LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes

66,785,923	2,093,407	163,836	0

3.    The following votes were cast on the advisory approval of the Company’s executive compensation.

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes

57,838,987	1,221,229	1,739,883	8,243,162

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2023

ROYALE ENERGY, INC.

By:	/s/ Johnny Jordan
Johnny Jordan
Chief Executive Officer